UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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EASTGROUP PROPERTIES, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EASTGROUP PROPERTIES, INC.

400 W. Parkway Place, Suite 100
Ridgeland, MS 39157
ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE
HELD ON THURSDAY, MAY 21, 2020
The following Notice of Change of Location of Annual Meeting of Shareholders relates to and supplements the 2020 Notice of Annual Meeting of Shareholders and Proxy Statement (the “Proxy Statement”) of EastGroup Properties, Inc. (the “Company”), filed with the Securities and Exchange Commission on April 9, 2020 and subsequently mailed or made available to the Company’s shareholders in connection with the solicitation of proxies by the Board for use at the 2020 annual meeting of shareholders (the “Annual Meeting”) to be held on Thursday, May 21, 2020 at 9:00 a.m., Central Daylight Time.
On May 6, 2020, the Company issued the following press release related to a change to the location of the Annual Meeting. As described below, the Annual Meeting will now be held in a virtual-only meeting format.
Except as specifically stated in this supplement, the information set forth in the Proxy Statement remains unchanged.
THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

FOR IMMEDIATE RELEASE

EastGroup Properties Announces a Virtual Format for its 2020 Annual Meeting of Shareholders

Contact:
Marshall Loeb, President and CEO
Brent Wood, CFO
601-354-3555

IMPORTANT NOTICE: CHANGE OF LOCATION OF ANNUAL MEETING OF SHAREHOLDERS

JACKSON, MISSISSIPPI, May 6, 2020 -- EastGroup Properties (NYSE:EGP) (the “Company” or “EastGroup”) hereby gives notice that due to the emerging public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of the Company’s shareholders and employees, the Company will change the format of its 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be a virtual meeting format only. As previously announced, the Annual Meeting will take place at 9:00 a.m., Central Daylight Time on May 21, 2020.

Attending the Virtual Annual Meeting as a Shareholder of Record

To access the Annual Meeting, visit www.virtualshareholdermeeting.com/EGP2020 and enter your 16-digit control number included on the proxy notice, proxy card or the voting instruction form previously distributed to you.

Attending the Virtual Annual Meeting as a Beneficial Owner

If your shares are held in “street name” through a broker, bank or other nominee and you hold a legal proxy from your broker, bank or other nominee, you may access the Annual Meeting by visiting www.virtualshareholdermeeting.com/EGP2020 and entering the 16-digit control number provided to you. If you do not have your 16-digit control number, please contact your bank, broker or other nominee to obtain the information.

Asking Questions and Voting

Shareholders will be able to vote electronically and submit questions during the virtual Annual Meeting. As described in the proxy materials for the Annual Meeting, you are entitled to vote in the Annual Meeting if you were a shareholder as of the close of business on March 27, 2020.

The proxy card included with the proxy materials previously distributed on or about April 9, 2020 will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. The Company encourages eligible shareholders to vote on the

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

proposals prior to the Annual Meeting using the instructions provided in the proxy materials previously distributed.

Attending the Virtual Annual Meeting as a Guest

Those without a control number may attend as guests of the Annual Meeting. If you are a guest, you will need to register by entering your name, email address and investor type. Guests will not have the option to vote or ask questions during the virtual-only Annual Meeting.

Assistance with the Virtual Annual Meeting

A support line will be available on the meeting website for any questions on how to participate in the Annual Meeting.

About the Company
EastGroup Properties, Inc. (NYSE: EGP), an S&P MidCap 400 company, is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina. The Company’s goal is to maximize shareholder value by being a leading provider in its markets of functional, flexible and quality business distribution space for location sensitive customers (primarily in the 15,000 to 70,000 square foot range). The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets. EastGroup’s portfolio, including development projects and value-add acquisitions in lease-up and under construction, currently includes approximately 45.7 million square feet.

EastGroup Properties, Inc. press releases are available at www.eastgroup.net.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net